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                                                                    EXHIBIT 99.1


                                  NEWS RELEASE

                           RANGE UPDATES AUDIT STATUS

FORT WORTH, TEXAS, SEPTEMBER 30, 2002 - RANGE RESOURCES CORPORATION (NYSE:RRC) today provided an update on the reaudit of its financial statements. As previously announced, the audits are being conducted by the Company's new independent accountants, KPMG, LLP, who were appointed to replace Arthur Andersen in July. In appointing KPMG, the Company elected to have KPMG reaudit the prior three years. At the time, it was announced that a restatement would be required due to the applicability of differing accounting pronouncements relating to the 1999 formation of the Great Lakes joint venture. In the course of the reaudits, the Company will make additional changes to its historical financial statements, including the interim statements for the first two quarters of 2002. For the three years ended December 31, 2001 and the six months ended June 30, 2002, the cumulative impact of the current changes will be to reduce net income by $10.9 million, of which $7.8 million related to the previously announced reduction of the Great Lakes' gain. In addition, these changes are projected to increase net income by approximately $3.9 million in the second half of 2002.

While KPMG's field work has been completed, the reaudits have not been finalized. The Company is considering the applicability of SFAS 84 regarding the Company's exchanges of common stock for $63 million of convertible debt retired at a discount over the past three-and-one-half years. Upon completion of the reaudit, there could be additional changes. Subject to final review and discussion with the Audit Committee, the Company anticipates the remaining audit matters can be finalized and complete reaudited statements filed with the SEC by the end of October. Once reaudited statements are filed with the SEC, the Company will host a conference call.

The combination of all current changes to the historical statements increased the reported 1999 net loss by $15.7 million, reduced 2000 net income by $1.4 million, increased 2001 net income by $8.5 million and decreased net income for the six months ended June 30, 2002 by $2.3 million, but is projected to increase net income by approximately $3.9 million in the second half of 2002. The nature of the current changes and their impact by period are summarized below.

In 1998, the Company acquired Domain Energy. In recording the transaction, the purchase price was not appropriately allocated to the individual oil and gas properties, causing a subsequent purchase price adjustment to be miscalculated. As a result, impairments recognized at year-end 2001 were reduced. In addition, properties in Appalachia and Michigan, that had been combined into accounting pools for the purpose of calculating depletion, were subdivided into smaller pools and the depreciation rates historically applied on non-oil and gas assets were reduced. As a result of these changes, pretax income decreased $7.1 million in 1999, increased $4.8 million in 2000, increased $7.6 million in 2001 and decreased $2.9 million in the first six months of 2002.

The Company maintains a deferred compensation plan (the "Plan"), under which eligible employees can defer all or a portion of their cash compensation and invest those amounts in a variety of investment options (including Company common stock) which are placed in a rabbi trust (the "Trust"). Eligible employees can also place common stock awards in the Trust. Pursuant to a consensus of the Emerging Issues Task Force, assets and liabilities of the Trust must be consolidated on the Company's balance sheet. While the Trust's assets and liabilities are of identical value, Company common stock held in the Trust is treated as if it were treasury


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stock (it is deducted from outstanding shares as shares held by an employee benefit plan). Furthermore, because the Plan allows participants to diversify their investments, the liability to Plan participants must be revalued on the balance sheet each accounting period at the assets' then-quoted market prices and increases or decreases between accounting periods reflected on the income statement as increases or decreases in compensation expense. Historically, the Company did not consolidate the Trust in its consolidated financial statements nor added or subtracted changes in the market value of the Plan's assets on its income statement. However, all material information about the Plan has historically been disclosed in footnotes to the financial statements and in proxy statements. In addition, the Company offers designated employees the ability to purchase shares at a discount under a shareholder-approved Stock Purchase Plan or to receive bonuses or a portion of their base pay in restricted common stock issued at a discount from quoted market prices. Previously, such shares had always been accounted for based on the Company's estimate of the fair value of the stock granted or purchased. In the reaudited statements, stock purchased through the Plan or granted to employees will be expensed based on the quoted market value without regard to the Company's estimate of fair value. The difference between previously reported values and market value will be included as additional compensation expense on the restated income statements. As a result of these changes, pretax income decreased $561,000 in 1999, decreased $3.8 million in 2000, increased $1.7 million in 2001 and decreased $1.8 million in the first six months of 2002.

At June 30, 2002, the Company corrected a series of unreconciled balance sheet accounts that had a net minimal income statement impact. These balance sheet general ledger accounts were not supported by the underlying subsidiary ledger detail when the Company's accounting department moved from Ohio to Fort Worth. In the restatement, these corrections were reflected in the periods in which they applied, rather than in the second quarter of 2002. As a result, pretax income for periods prior to 1999 increased by $1.9 million, increased by $627,000 in 1999, decreased $2.9 million in 2000, increased by $190,000 in 2001 and increased by $134,000 in the first six months of 2002.

Finally, certain of GLEP's interest rate swaps had early cancellation provisions but had been accounted for as cash flow hedges. Upon further review, the swaps did not meet the documentation and effectiveness provisions of SFAS 133, requiring changes in fair value to be reported as interest expense on the restated financial statements as opposed to changes in Other Comprehensive Income. As a result, pretax income decreased $1.4 million in 2001 and will increase by a corresponding amount in future periods. Additionally, the ineffective portion of certain commodity hedges increased $71,000 in 2001.

In total, all of the current changes (including the previously announced change in the gain on the Great Lakes' transaction) increased net loss by $15.7 million in 1999, decreased net income by $1.4 million in 2000 and increased net income by $8.5 million in 2001. The changes decreased net income by $2.3 million in the first half of 2002 but are projected to increase net income by approximately $3.9 million in the second half of 2002.

Commenting on the release, Thomas J. Edelman, the Company's Chairman, remarked, "The change in auditors and reaudit of the past three years has been an extraordinarily arduous and protracted process. However, we remain convinced that the demise of Arthur Andersen made a full reaudit essential if we were to assure the Company's ongoing financial flexibility. Fortunately, while our historical numbers are being revised, the changes principally relate to timing issues and the allocation of costs to specific assets. Nothing altered our historical operational results, the cash flow of our business or the Company's prospects. In fact, a just concluded small acquisition and recent drilling success should lead to increasing production beginning in the fourth quarter. In combination with rising energy prices, volume growth should lead to very favorable financial and operating results in the remainder of 2002 and for the foreseeable future."

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Except for historical information, all statements made in this release, including those relating to assumptions, projections, future financial and operating results, changes to the Company's historical financial statements and other possible financial adjustments, restated earnings and restated expenses are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, the Company's actual restated financial amounts are not completed and may result in additional changes to those set forth herein. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by this reference.

RANGE RESOURCES CORPORATION is an independent oil and gas company operating in the Permian, Midcontinent, Gulf Coast and Appalachian regions of the United States.


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Contacts:         Rodney Waller, Senior Vice President                   2002-11
                  Karen Giles
                  (817) 870-2601
                  www.rangeresources.com